NOTICE OF GRANT OF RESTRICTED STOCK UNIT AWARD AND AGREEMENT
UNDER THE 8x8, INC. 2022 EQUITY INCENTIVE PLAN

Name of Participant:	%%FIRST_NAME%-% %%LAST_NAME%-%
Award Date:	%%OPTION_DATE, Month DD, YYYY’%-%
Number of RSUs (at 100% of Attainment):	%%TOTAL_SHARES_GRANTED%-%
Vesting Commencement Date:	%%VEST_BASE_DATE, Month DD, YYYY’%-%
Vesting Terms:

8x8, Inc. (the “Company”) has granted you (the “Participant”) an award (the “Award”) of the number of Restricted Stock Units (“RSUs”) (as defined in the Company’s 2022 Equity Incentive Plan, as amended from time to time (the “Plan”)) to obtain shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) as set forth in this Notice of Grant of Restricted Stock Unit Award and Agreement (the “Agreement”) and the Plan. The RSUs are in all respects subject to continued employment or other association with the Company or any of its Affiliates and all other terms and conditions of this Agreement. By accepting this grant, the Participant is agreeing that the Participant and the Participant’s spouse or domestic partner are bound by all of the terms of this Agreement with respect to such Award, and the Participant: (a) acknowledges receipt of and represents that the Participant has read and is familiar with this Agreement and the Plan in the form most recently prepared in connection with the registration with the Securities and Exchange Commission of shares of Common Stock issuable pursuant to the Plan, (b) accepts the grant subject to all of the terms and conditions of this Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under this Agreement or the Plan.

1.Vesting
No portion of the shares of Common Stock that the Participant is entitled to receive will be issued until such portion has vested. The RSUs shall vest as provided pursuant to the Vesting Terms set forth in the table above in this Agreement, provided in each case that the Participant is then, and since the Award Date has remained, in continued employment or other association with the Company as a Service Provider.

2.Issuance of Common Stock

a.Each vested RSU entitles the Participant to receive one share of Common Stock.

b.As soon as practicable following the vesting of RSUs but in any event no later than 2½ months following the calendar year in which such RSUs vested (or any earlier date, after vesting, required to avoid characterization as non-qualified deferred compensation under Section 409A of the Code), the shares of Common Stock underlying the vested RSUs (the “Shares”) will be delivered to the Participant, subject to the terms and conditions of the Plan, including Section 9 thereof.

c.Until such time as any Shares have been issued to the Participant pursuant to Section 2(b) above, the Participant shall not have any rights as a holder of shares of Common Stock underlying the RSUs, including, but not limited to, voting rights, rights to receive dividends and other distributions with respect to Common Stock, and stockholder inspection rights.

3.Cessation of Service or other association with the Company

The Participant’s right in any RSUs that are not vested as of the date on which the Participant ceases to be a Service Provider shall automatically terminate on such date, and such RSUs shall be canceled and shall be of no further force and effect. In the event the Participant ceases to be a Service Provider, the Company, as soon as practicable following the effective date of such cessation, shall issue shares of Common Stock to the Participant (or the Participant’s designated beneficiary or estate executor in the event of Participant’s death) with respect to any RSUs which, as of the effective date the Participant ceases to be a Service Provider, have vested but for which shares of Common Stock had not yet been issued to the Participant.
4.Incorporation of General Terms and Conditions
Notwithstanding anything herein to the contrary, this Award shall be subject to and governed by all the terms and conditions of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified in this Agreement.
5.Transferability
This Agreement is personal to the Participant, is non-assignable, and is not transferable in any manner, by operation of law, or otherwise, other than by will or the laws of descent and distribution, except as otherwise provided in Section 6.4 of the Plan. This Award is available, during the Participant’s lifetime, only to the Participant, and thereafter, only to the Participant’s designated beneficiary.
6.Rights as a Stockholder, Director, Employee, or Consultant
The Participant shall have no rights as a stockholder with respect to any Shares which may be issued in settlement of this Award until the date of the issuance of such Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the Shares are issued, except as provided in Section 8.
If the Participant is an employee and resident in the United States, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between the Company or an Affiliate and the Participant, the Participant’s employment is “at will” and is for no specified term. Nothing in this Agreement shall confer upon the Participant any right to continue in the service of the Company or an Affiliate or interfere in any way with any right of the Company or an Affiliate to terminate the Participant’s service at any time, subject to Applicable Laws.
7.Service Conditions
In accepting the RSUs, the Participant acknowledges and agrees that:
(a)Any notice period mandated under Applicable Laws shall not be treated as service for the purpose of determining the vesting of the RSUs; and the Participant’s right to vesting of Shares in settlement of the RSUs after the Participant ceases to be a Service Provider, if any, will be measured by the date of cessation of the Participant’s active service as a Service Provider and will not be extended by any notice period mandated under Applicable Laws. Subject to the foregoing and the provisions of the Plan, the Company, in its sole discretion, shall determine whether the Participant has ceased to be a Service Provider and the effective date of such cessation of service.
(b)The Plan is established voluntarily by the Company. It is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement.
(c)The grant of the RSUs is voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted repeatedly in the past.
(d)All decisions with respect to future RSUs grants, if any, will be at the sole discretion of the Company.

(e)The Participant’s participation in the Plan shall not create a right to further service with the Company or another Affiliate and shall not interfere with the ability of with the Company or another Affiliate to terminate the Participant’s service at any time, with or without cause, subject to Applicable Laws.
(f)The Participant is voluntarily participating in the Plan.
(g)The RSUs are extraordinary items that do not constitute compensation of any kind for service of any kind rendered to the Company or any Affiliate, and which is outside the scope of the Participant’s employment contract, if any.
(h)The RSUs are not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end-of-service payments, bonuses, long-service options, pension or retirement benefits or similar payments.
(i)In the event that the Participant is not an employee of an Affiliate, the RSUs grant will not be interpreted to form an employment contract or relationship with an Affiliate.
(j)The future value of the underlying Shares is unknown and cannot be predicted with certainty. The value of the Shares may increase or decrease.
(k)No claim or entitlement to compensation or damages arises from termination of the RSUs or diminution in value of the RSUs or Shares and the Participant irrevocably releases the Company or any of its Affiliates from any such claim that may arise. If, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen then, by signing this Agreement, the Participant shall be deemed irrevocably to have waived the Participant’s entitlement to pursue such a claim.
8.Adjustment for Corporate Actions
If subsequent to the Award Date, there is any dividend or other distribution, recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the shares of Common Stock, the Committee, in order to prevent the diminution or enlargement of benefits or potential benefits intended to be made under this Award, will make appropriate and proportionate adjustments to this Award in accordance with Section 8.1 of the Plan.
9.Change in Control
In the event of a Change in Control, the provisions of Section 8.3 of the Plan shall apply.
10.Tax Withholding
All tax withholding obligations with respect to the Award shall be satisfied in accordance with Section 9.7 of the Plan.
At the time the Agreement is executed, or at any time thereafter as requested by the Company, to the extent applicable, the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax and social insurance or National Insurance Contributions withholding obligations of the Company and its Affiliates, if any, which arise in connection with the RSUs, including, without limitation, obligations arising upon (i) the grant, vesting, in whole or in part, of the RSUs, (ii) the transfer, in whole or in part, of any shares acquired upon vesting of the RSUs, (iii) the operation of any law or regulation providing for the imputation of interest, or (iv) the lapsing of any restriction with respect to any shares acquired upon vesting of the RSUs (“Tax Obligations”). The RSUs are not vested unless the Tax Obligations of the Company and its Affiliates are satisfied. Accordingly, the Company shall have no obligation to deliver Shares until the Tax Obligations of the Company and its Affiliates have been satisfied by the Participant. The Participant acknowledges that the ultimate liability for all Tax Obligations legally due by the Participant is and remains the Participant’s responsibility and that the Company (a) makes no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the RSUs and (b) does not commit to structure the terms of the grant or any other aspect of the RSUs to reduce or eliminate the Participant’s liability for Tax Obligations. The Company shall have no obligation to deliver Shares until the Tax Obligations of the Company and its Affiliates have been satisfied by the Participant.
11.Tax Consequences
The Company makes no representation or warranty as to the tax treatment to the Participant of the Participant’s receipt of the Award or vesting of RSUs or upon the Participant’s sale or other disposition of the Common Stock issued pursuant to the RSUs. The Participant should rely on his or her own tax advisors for all such advice.
12.Community Property
Without prejudice to the actual rights of the spouses as between each other, for all purposes of this Agreement, the Participant shall be treated as agent and attorney-in-fact for that interest held or claimed by the Participant’s spouse with respect to the RSUs and Shares issued upon settlement of such RSUs and the parties hereto shall act in all matters as if the Participant was the sole owner of the RSUs and Shares. This appointment is coupled with an interest and is irrevocable.

13.Data Privacy
The following provisions shall only apply to the Participant if he or she resides outside the US, the EU, EEA, and UK:
(a)The Participant voluntarily consents to the collection, use, disclosure and transfer to the United States and other jurisdictions, in electronic or other form, of his or her personal data as described in this Agreement and any other award materials (“Data”) by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering, and managing his or her participation in the Plan. If the Participant does not choose to participate in the Plan, his or her employment status or service with the Company and its Affiliates will not be adversely affected.
(b)The Participant understands that the Company and its Affiliates may collect, maintain, process and disclose, certain personal information about him or her, including, but not limited to, his or her name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all equity awards or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in his or her favor, for the exclusive purpose of implementing, administering and, managing the Plan.
(c)The Participant understands that Data will be transferred to one or more service provider(s) selected by the Company, which may assist the Company with the implementation, administration and management of the Plan. The Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different, including less stringent, data privacy laws and protections than his or her country. The Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Participant authorizes the Company and any other possible recipients that may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan.
(d)The Participant understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan, including to maintain records regarding participation. The Participant understands that if he or she resides in certain jurisdictions, to the extent required by Applicable Laws, he or she may, at any time, request access to Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents given by accepting these RSUs, in any case without cost, by contacting in writing his or her local human resources representative. Further, the Participant understands that he or she is providing these consents on a purely voluntary basis. If the Participant does not consent or if he or she later seeks to revoke his or her consent, his or her engagement as a service provider with the Company and its Affiliates will not be adversely affected; the only consequence of refusing or withdrawing his or her consent is that the

Company will not be able to grant him or her RSUs under the Plan or administer or maintain RSUs. Therefore, the Participant understands that refusing or withdrawing his or her consent may affect his or her ability to participate in the Plan (including the right to retain the RSUs). The Participant understands that he or she may contact his or her local human resources representative for more information on the consequences of his or her refusal to consent or withdrawal of consent.

The following provisions shall only apply to the Participant if he or she resides in the EU, EEA, UK, or EU privacy laws are otherwise applicable:
(a)Data Collected and Purposes of Collection. The Participant understands that the Company, acting as controller, as well as the employing Affiliate, will process, to the extent permissible under Applicable Laws, certain personal information about the Participant, including name, home address and telephone number, information necessary to process the RSUs (e.g., mailing address for a check payment or bank account wire transfer information), date of birth, social insurance number or other identification number, salary, nationality, job title, employment location, details of all RSUs granted, canceled, vested, unvested or outstanding in the Participant’s favor, and where applicable service termination date and reason for termination, any capital shares or directorships held in the Company (where needed for legal or tax compliance), and any other information necessary to process mandatory tax withholding and reporting (all such personal information is referred to as “Data”). The Data is collected from the Participant, and from the Company and its Affiliates, for the purpose of implementing, administering and managing the Plan pursuant to its terms. The legal basis (that is, the legal justification) for processing the Data is that it is necessary to perform, administer and manage the Plan and in Company’s legitimate interests, which means the Company is using the relevant Data to conduct and develop its business activities, subject to the Participant’s interest and fundamental rights. The Data must be provided in order for the Participant to participate in the Plan and for the parties to this Agreement to perform their respective obligations thereunder. If the Participant does not provide Data, he or she will not be able to participate in the Plan and become a party to this Agreement.
(b)Transfers and Retention of Data. The Participant understands that the Data will be transferred to and among the Company and its Affiliates, as well as service providers (such as stock administration providers, brokers, transfer agents, accounting firms, payroll processing firms or tax firms), for the purposes explained above. The Participant understands that the recipients of the Data may be located in the United States and in other jurisdictions outside of the European Economic Area where we or our service providers have operations. The United States and some of these other jurisdictions have not been found by the European Commission to have adequate data protection safeguards. If the Company and its Affiliates transfer Data outside of the European Economic Area, we will take steps as required and recognized by the European Commission to provide adequate safeguards for the transferred Data. The Participant has a right to obtain details of the mechanism(s) under which the Participant’s Data is transferred outside of the European Economic Area, or the United Kingdom, which the Participant may exercise by contacting the Company’s Data Protection Officer as follows: Email: dpo@8x8.com; 8x8, Inc. at 675 Creekside Way Campbell, CA 95008 United States; 8x8 UK Limited, Oxford House Bell Business Park Aylesbury HP19 8JR United Kingdom; or 8x8 International SARL, Bulevardul 21 Decembrie 1989 77, Cluj-Napoca 400124, Romania.
(c)The Participant’s Rights in Respect of Data. The Participant has the right to access the Participant’s Data being processed by the Company as well as understand why Company is processing such Data. Additionally, subject to Applicable Laws, the Participant is entitled to have any inadequate, incomplete or incorrect Data corrected (that is, rectified). Further, subject to Applicable Laws, the Participant may be entitled to the following rights in regard to his or her Data: (i) to object to the processing of Data; (ii) to have his or her Data erased, under certain circumstances, such as where it is no longer necessary in relation to the purposes for which it was processed; (iii) to restrict the processing of the Participant’s Data so that it is stored but not actively processed (e.g., while the Company assesses whether the Participant is entitled to have Data erased) under certain circumstances; (iv) to port a copy of the Data provided pursuant to this Agreement or generated by the Participant, in a common machine-readable format; and (v) to obtain a copy of the appropriate safeguards under which Data is transferred to a third country or international organization. To exercise his or her rights, the Participant may contact the applicable human resources representative. The Participant may also contact the relevant data protection supervisory authority, as he or she has the right to lodge a complaint.

14.Electronic Delivery

The Participant agrees that the Company’s delivery of any documents related to the Plan or shares of Common Stock purchased under Plan (including the Plan, the Plan’s prospectus, and any reports of the Company provided generally to the Company’s stockholders) to him or her may be made by electronic delivery, which may include the delivery of a link to a Company intranet or to the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail, or any other means of electronic delivery specified by the Company. If the attempted electronic delivery of such documents fails, the Participant will be provided with a paper copy of the documents. The Participant acknowledges that he or she may receive from the Company a paper copy of any documents that were delivered electronically at no cost to him or her by contacting the Company by telephone or in writing. The Participant may revoke his or her consent to the electronic delivery of documents or may change the electronic mail address to which such documents are to be delivered (if the Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. The Participant agrees that the foregoing online or electronic participation in the Plan shall have the same force and effect as documentation executed in hardcopy written form. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents.
15.Miscellaneous

a.Notice under this Agreement shall be given to the Company at its principal place of business, and shall be given to the Participant at the address set forth below, or in either case at such other address as one party may subsequently furnish to the other party in writing.

b.This Agreement does not confer upon the Participant any rights with respect to continuation of employment by the Company or other association with the Company or any of its Affiliates.

c.The Committee may amend the terms of this Agreement, prospectively or retroactively, provided that the Agreement as amended is consistent with the terms of the Plan, but no such amendment shall impair the Participant’s rights under this Agreement without the Participant’s consent.

d.This Agreement shall be construed and enforced in accordance with the laws of Delaware, without regard to the conflicts of laws principles thereof. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant of RSUs under the Plan and this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California, U.S.A. and agree that such litigation shall be conducted only in the courts of Santa Clara County, California, U.S.A., or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

e.This Agreement shall be binding upon and inure to the benefit of any successor or assign of the Company and any executor, administrator, trustee, guardian or other legal representative of the Participant.

f.This Agreement may be executed in counterparts. This Agreement and the Plan together constitute the entire agreement between the parties relative to the subject matter of this Agreement, and supersede all communications, whether written or oral, relating to the subject matter of this Agreement.

g.Notwithstanding any provisions in this Agreement, the RSUs grant shall be subject to any special terms and conditions set forth in any appendix to this Agreement for the Participant’s country (the “Appendix”). Moreover, if the Participant relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to Participant unless determined otherwise by the Company.
THIS AGREEMENT is binding upon the parties and entered into effective as of the Award Date set forth above.

8x8, Inc.

By:     ____________________
David Sipes

Title:    Chief Executive Officer

Employee Name:	%%FIRST_NAME%-% %%LAST_NAME%-%
Employee ID #:	%%EMPLOYEE_IDENTIFIER%-%
Address:	%%ADDRESS_LINE_1%-%, %%ADDRESS_LINE_2%-%
City	%%CITY%-%
State & ZIP	%%STATE%-% %%ZIPCODE%-%
Country	%%COUNTRY%-%

Appendix
Appendix to

NOTICE OF GRANT OF RESTRICTED STOCK UNIT AWARD AND AGREEMENT
UNDER THE 8x8, INC. 2022 EQUITY INCENTIVE PLAN

This Appendix includes additional notifications, terms and conditions that govern the RSUs granted to the Participant under the Plan if the Participant resides in one of the countries listed below. Capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan and/or this Agreement.
The Participant understands and agrees that the Company strongly recommends that the Participant not rely on the information herein as the only source of information relating to the consequences of participation in the Plan because applicable rules and regulations regularly change, sometimes on a retroactive basis, and the information may be out of date at the time the RSUs vest under the Plan.
The Participant further understands and agree that if the Participant is a citizen or resident of a country other than the one in which the Participant is currently working, transfer employment after grant of the Participant, or is considered a resident of another country for purposes of Applicable Laws, the information contained herein may not apply to the Participant, and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply.
AUSTRALIA
Notifications

Nature of Plan and Offer
The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to the conditions in that Act).

The Company may only make an offer of RSUs under the Plan, where the Company has reasonable grounds to believe, that at the time of making the offer, the number of Shares in a class of Shares that form part of the issued capital of the Company will not exceed 5% of the total number of Shares in that class on issue.
This offer of RSUs is intended to comply with the provisions of the Corporations Act 2001, Australian Securities and Investments Commission (“ASIC”) Regulatory Guide 49 and ASIC Class Order 14/1000.  Additional details are set forth in the Offer Letter for the offer of RSUs to Australian Participants, which is being provided to Participant along with this Agreement.

Securities Law Information

The offering and resale of the Shares acquired under the Plan to a person or entity resident in Australia may be subject to disclosure requirements under Australian law. The Participant should obtain legal advice regarding any applicable disclosure requirements prior to accepting any such offer.
No Advice or Recommendation.
This Agreement is not intended to provide the sole or principal basis of any investment or credit decision or any other risk evaluation.  The information contained in this Agreement is not a recommendation by the Company or any other person that any investor subscribes for Shares in the Company.  Each Participant must conduct his or her own investigations and analysis of the operations and prospects of the Company that it considers necessary or desirable and should determine for itself its interest in acquiring Shares in the Company on the basis of such independent assessment and investigation.
Terms and Conditions
Exchange Control.
The Participant acknowledges and agrees that it is the Participant’s sole responsibility to investigate and comply with any applicable exchange control laws in connection with the inflow of funds from the vesting of the RSUs or subsequent sale of the Shares and any dividends (if any) and that the Participant shall be responsible for any reporting of inbound international fund transfers required under Applicable Laws. The Participant is advised to seek appropriate professional advice as to how the exchange control regulations apply to the Participant’s specific situation.
Offer of RSUs.
The Board, in its absolute discretion, may make a written offer to an eligible person who is an Australian resident it chooses to accept the RSUs.

The offer shall specify the maximum number of Shares the Participant may accept under the RSUs, the Award Date, the Vesting Commencement Date, the vesting conditions (if any), any applicable holding period and any disposal restrictions attaching to the RSUs or the resulting Shares (all of which may be set by the Board in its absolute discretion).

The offer is intended to receive tax-deferred treatment under Subdivision 83A-C of the Income Tax Assessment Act 1997(Cth) and that Subdivision applies to the Plan. The conditions to receive such treatment are contained in this Agreement.

The offer shall be accompanied by an acceptance form and a copy of the Plan and this Agreement or, alternatively, details on how the Participant may obtain a copy of the Plan and this Agreement.

Where the Board is to make an offer to a casual employee or a consultant, it will do so where:
(1)For a casual employee, the individual who performs the work under or in relation to the contract is or might reasonably be expected to be, engaged to work the number of hours that are the pro-rata equivalent of 40% or more of a comparable full-time position with the Company;
(2)For a contractor:

(a)if an individual with whom the Company has entered into a contract for the provision of services under which the individual performs work for the Company; or
(b)if a company with whom the Company has entered into a contract for the provision of services under which an individual, who is a director of the Company or their spouse, performs work for the Company;
where the individual who performs the work under or in relation to the contract is, or might reasonably be expected to be, engaged to work the number of hours that are the pro-rata equivalent of 40% or more of a comparable full-time position with the Company.

Grant of RSUs.
If the Participant validly accepts the Board’s offer of RSUs, the Board must grant the Participant the RSUs for the number of Shares for which the RSUs were accepted. However, the Board must not do so if the Participant has ceased to be an eligible person at the date when the RSUs are to be granted or the Company is otherwise prohibited from doing so under the Corporations Act 2001(Cth) without a disclosure document, product disclosure statement or similar document.

The Company must provide a copy of this Agreement in respect of the RSUs granted to the Participant to be executed by the Participant as part of the offer to the Participant.

BULGARIA
Notifications
Foreign Exchange Notice.
Foreign brokerage account balances in excess of a legally designated amount on each December 31st must be reported to the Bulgarian National Bank by March 31st of the following calendar year. Moreover, for payments equal to or exceeding a legally designated amount, a statistical form must be submitted to the commercial bank handling the transaction.
Securities Law Information.
The grant of RSUs under the Plan is exempt from the requirement to publish a prospectus under current rules as implemented in Bulgaria.

CANADA
Terms and Conditions
Cessation of Service. The following provision supplements Section 3 of this Agreement:
Except as required by applicable legislation, for purposes of the RSUs, the Participant’s service will be considered terminated or ceased (regardless of the reason for such termination or cessation and whether or not later found to be invalid or in breach of labor laws in the jurisdiction where the Participant is providing services or the terms of the Participant’s service agreement, if any) as of the date that is the earliest of (1) the date the Participant’s service relationship is terminated or ceased, (2) the date the Participant receives notice of termination or cessation from employing Affiliate, or (3) the date the Participant is no longer actively providing service to the Company or any Affiliate, regardless of any notice period or period of pay in lieu of such notice required under Applicable Laws (including, but not limited to statutory law, regulatory law and/or common law). The Committee shall have the exclusive discretion to determine when the Participant is no longer actively providing services for purposes of the RSUs (including whether the Participant may still be considered to be providing services while on a leave of absence).
Data Privacy.

The following provision supplements Section 13 of this Agreement:

The Participant hereby authorizes the Company and its representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. The Participant further authorizes the Company and its Affiliates and any stock plan service provider that may be selected by the Company to assist with the Plan to disclose and discuss the Plan with their respective advisors. The Participant further authorizes the Company and its Affiliates to record such information and to keep such information in the Participant’s employee file.
Language Consent.

The parties to this Agreement acknowledge that it is their express wish that this Agreement, as well as all documents, notices, and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Consentement relatif à la langue utilisée

Les parties reconnaissent avoir exigé que cette convention (“Agreement”) soit rédigée en anglais, ainsi que tous les documents, avis et procédures judiciaires, éxécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à la présente.

Notifications
Securities Law Information.

The Participant is permitted to sell Shares acquired through the Plan through the designated broker appointed by the Company, provided the resale of Shares acquired under the Plan takes place outside of Canada, including, if applicable, through the facilities of a stock exchange on which the Shares are listed.

Foreign Asset/Account Reporting Information.

Canadian residents are required to report any foreign property (e.g., Shares acquired under the Plan and possibly unvested RSUs) on form T1135 (Foreign Income Verification Statement) if the total cost of their foreign property exceeds C$100,000 at any time in the year. It is the Participant’s responsibility to comply with these reporting obligations, and the Participant should consult with his or her personal tax advisor in this regard.
Share Settlement of RSUs
Notwithstanding anything to the contrary in the Plan or this Agreement, RSUs granted to Canadian Participants shall only be settled in Shares and shall not be settled in cash.

FINLAND

Notifications
Securities Law Information.
The grant of RSUs under the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in Finland.
FRANCE
Terms and Conditions
RSUs Not Tax-Qualified.
The RSUs are not intended to be a tax-qualified or tax-preferred award, including without limitation, under Sections L. 225-197-1 to L. 225-197-6 of the French Commercial Code.  The Participant is encouraged to consult with a personal tax advisor to understand the tax and social insurance implications of the RSUs.
Language Consent.

By accepting the RSUs, the Participant confirms having read and understood the documents relating to this grant (the Plan and this Agreement) which were provided in English language.  The Participant accepts the terms of those documents accordingly. The Participant confirms that the Participant has a good knowledge of the English language.
En acceptant l’Attribution, le Bénéficiaire confirme avoir lu et compris les documents relatifs à cette attribution (le Plan et ce Contrat) qui ont été fournis en langue anglaise. Le Bénéficiaire accepte les dispositions de ces documents en connaissance de cause. Etant précisé que le Titulaire a une bonne maîtrise de la langue anglaise.
Notifications
Securities Law Information.
The grant of RSUs under the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in France.
Foreign Asset/Account Reporting Information.
The Participant may hold Shares acquired upon vesting/settlement of the RSUs, any proceeds resulting from the sale of Shares or any dividends paid on such Shares outside of France, provided the Participant declares all foreign bank and brokerage accounts (including any accounts that were opened or closed during the tax year) with his or her annual income tax return.  Failure to complete this reporting may trigger penalties for the Participant.
GERMANY
Notifications
Securities Law Information.
The grant of RSUs under the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in Germany.
Exchange Control Information.
If the Participant remits proceeds in excess of the legally designated amount (currently at €12,500) out of or into Germany, such cross-border payment must be reported monthly to the State Central Bank.  In the event that the Participant makes or receives a payment in excess of this amount, the Participant is responsible for obtaining the appropriate form from a German bank and complying with applicable reporting requirements.  In addition, the Participant must also report on an annual basis in the unlikely event that the Participant holds Shares exceeding 10% of the total voting capital of the Company.
Terms and Conditions
Prohibition on Insider Dealing
The Participant should be aware of the insider dealing rules of the Regulation (EU) No 596/2014 of the European Parliament and Council (Market Abuse Regulation) apply in Germany, which may affect transactions under the Plan such as e.g. the subscription or participation, the suspension, the cancellation or an amending order, the acquisition or sale of Shares acquired under the Plan, if the Participant has inside information regarding the Company. The Participant is advised to determine carefully whether he or she has inside information in respect of the Company and whether and to what extend insider dealing rules can apply to him or her. In case of uncertainty, the Company recommends that the Participant consults with a legal advisor.
Limitation of Liability
The Participant is responsible for compliance with any laws to be observed by the Participant in person in conjunction with the participation in the Plan. The Company cannot be held liable if the Participant violates German law or any other applicable rules to be complied with by the Participant in conjunction with the participation in the Plan including but not limited to insider dealing restrictions under the Market Abuse Regulation.

HONG KONG

Terms and Conditions
Sale of Shares.
Any Shares received at vesting are accepted as a personal investment. In the event that any portion of these RSUs vest within six months of the grant date, the Participant agrees that he or she will not offer to the public or otherwise dispose of the Shares acquired prior to the six-month anniversary of the grant date.
Notifications
Securities Law Notice.
WARNING: The RSUs and the Shares covered by the RSUs do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Company or the Affiliate participating in the Plan. The Participant should be aware that the contents of this Agreement have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong. Nor have the documents been reviewed by any regulatory authority in Hong Kong. The RSUs are intended only for the Participant’s personal use and may not be distributed to any other person. The Participant is advised to exercise caution in relation to the offer. If the Participant is in any doubt about any of the contents of this Agreement, including this provision, or the Plan, the Participant should obtain independent professional advice.
Occupational Retirement Schemes Ordinance Alert.
The Company specifically intends that neither the RSUs nor the Plan will be considered or deemed an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance (“ORSO”).

HUNGARY
Notifications

Securities Law Information.
The grant of RSUs under the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in Hungary.

The grant of RSUs made pursuant to and in compliance with the private placement rules under the Capital Markets Act CXX of 2001. However, the Company will fill a notification with the Hungarian Financial Supervisory Authority as applicable.

Non-Qualification of Award.

The Participant understands that the RSUs are not intended to be tax-qualified or preferred under the laws of Hungary.

INDIA
Terms and Conditions
Tax Withholding.
The following provision supplements Section 10 of this Agreement:
The Participant agrees that under the provisions of the (Indian) Income Tax Act, 1961, the employer and/or the Company would be required to withhold Tax Obligations on the value of the benefit earned by the

Participant as a result of the Participant’s participation in the Plan. Such benefit shall be computed according to the provisions of the (Indian) Income Tax Act, 1961, read with the (Indian) Income Tax Rules, 1962.
The Participant agrees that the employer and/or the Company may calculate the Tax Obligations to be withheld and accounted for by reference to the maximum applicable rates, without prejudice to any right that the Participant may have to recover any overpayment from the relevant tax authorities. The Participant agrees that the employer and/or the Company may withhold the Tax Obligations from the Participant’s wages or other cash compensation paid to the Participant by the Company and/or the employer. The Participant agrees to pay to the Company or the employer the Tax Obligations that the Company or the employer may be required to withhold or account, if such Tax Obligations cannot be satisfied by the means previously described.
The Participant acknowledges that, regardless of any action taken by the Company or the employer, the ultimate liability for all Tax Obligations is and remains the responsibility of the Participant and may exceed the amount actually withheld by the Company or the employer.
Notifications
Exchange Control Information.
The Participant understands and agrees that he or she must repatriate any proceeds from the sale of Shares acquired under the Plan to India and convert the proceeds into local currency within 90 days of receipt. The Participant will receive a foreign inward remittance certificate (“FIRC”) from the bank where he or she deposits the foreign currency. The Participant should maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or his or her employer requests proof of repatriation.
Foreign Asset/Account Reporting Information.
Indian residents are required to declare the following items in their annual tax return: (i) any foreign assets held by them (including Shares acquired under the Plan), and (ii) any foreign bank accounts for which they have signing authority. It is the Participant’s responsibility to comply with applicable foreign asset tax laws in India and the Participant should consult with his or her personal tax advisor to ensure that the Participant is properly reporting his or her foreign assets and bank accounts. The Participant’s local employer will issue a Form 16 to the Participant and report perquisites in Form 12BA after the end of Financial Year.

INDONESIA
Notifications
Exchange Control Information.
If the Participant remits proceeds from the sale of Shares into Indonesia, the Indonesian bank through which the transaction is made will submit a report on the transaction to the Bank of Indonesia for statistical reporting purposes. For transactions of US$25,000 or more, a description of the transaction must be included in the report. Although the bank through which the transaction is made is required to make the report, the Participant must complete a “Transfer Report Form.” The Transfer Report Form should be provided to the Participant by the bank through which the transaction is made.

IRELAND
Notifications
Securities Law Information.
The grant of RSUs under the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in Ireland.

Director Notification Requirement.

If the Participant is a director, shadow director or secretary of an Irish Affiliate, the Participant is required to notify such Irish Affiliate in writing within five business days of (i) receiving or disposing of an interest in the Company (e.g., RSUs, Shares, etc.), (ii) becoming aware of the event giving rise to the notification requirement, or (iii) becoming a director, shadow director or secretary of an Irish Affiliate if such an interest exists at the time.  This notification requirement also applies with respect to the interests of a spouse or children under the age of 18 (whose interests will be attributed to the director, shadow director or secretary, as the case may be).

LATVIA
Notifications
Securities Law Information.
The grant of RSUs under the Plan is exempt from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in Latvia.

NETHERLANDS
Notifications
Securities Law Information.

The grant of RSUs under the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in the Netherlands.

Prohibition Against Insider Trading.

The Participant should be aware of the Dutch insider trading rules, which may affect the sale of Shares acquired under this Agreement. In particular, the Participant may be prohibited from effecting certain share transactions if the Participant has insider information regarding the Company. Below is a discussion of the applicable restrictions. The Participant is advised to read the discussion carefully to determine whether the insider rules could apply to him or her. If it is uncertain whether the insider rules apply, the Company recommends that the Participant consult with a legal advisor. The Company cannot be held liable if the Participant violates the Dutch insider trading rules. The Participant is responsible for ensuring the Participant’s compliance with these rules.

Dutch securities laws prohibit insider trading. As of 3 July 2016, the European Market Abuse Regulation (MAR), is applicable in the Netherlands. For further information, the Participant is referred to the website of the Authority for the Financial Markets (AFM): https://www.afm.nl/en/professionals/onderwerpen/marktmisbruik.

Given the broad scope of the definition of insider information, certain employees of the Company working at its Dutch Affiliate may have insider information and thus are prohibited from making a transaction in securities in the Netherlands at a time when they have such insider information. By entering into and participating in this Agreement, the Participant acknowledges having read and understood the notification above and acknowledges that it is the Participant’s responsibility to comply with the Dutch insider trading rules, as discussed herein.

NEW ZEALAND
Notification
Securities Law Notice.

The Participant is being offered an opportunity to participate in the Plan.  In compliance with New Zealand securities law, the Participant is hereby notified that all documents related to the Plan have either been provided to the Participant or are available via website or hard copy.
A copy of the above documents will be provided to the Participant, free of charge, on written request to the Company.
Notwithstanding any other provisions of the Plan, every covenant or other provisions set out in an exclusion under Schedule 1 of the New Zealand Financial Markets Conduct Act 2013 (“FMCA”) or in an exemption or modification granted from time to time by the Financial Markets Authority in respect of the Plan or which applies to the Plan pursuant to its powers under the FMCA and required to be included in the Plan in order for that exclusion, exemption or modification to have full effect, is deemed to be contained in the Plan. To the extent that any covenant or other provision deemed by this clause to be contained in the Plan is inconsistent with any other provision in the Plan, the deemed covenant or other provision will prevail.
The Participant is encouraged to read the provided materials carefully before making a decision whether to participate in the Plan.  In addition, the Participant should consult a tax advisor for specific information concerning personal tax situation with regard to Plan participation.
Warning.
If the Company runs into financial difficulties and is wound up, the Participant will be paid only after all creditors and holders of preference Shares have been paid. The Participant may lose some or all of his or her investment.
New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors to make an informed decision.
The usual rules do not apply to this offer because it is made under an equity incentive plan.
As a result, the Participant may not be given all the information usually required. The Participant will also have fewer other legal protections for this investment.
The Participant has a right, upon request, to receive from the Company free of charge, a copy (or electronic copy) of the Company’s relevant financial statements for the most recently completed financial year and the auditor’s report.  The relevant financial statements are those of the Company and its subsidiaries prepared in accordance with US GAAP for the most recently completed accounting period. Please address any such requests to [legal-notices@8x8.com].1
The Participant is encouraged to ask questions, read all documents carefully, and seek independent financial advice before committing himself or herself.
Financial Information Notice.
The Participant has a right to receive the following financial information, free of charge, upon request:
A copy of the Company’s latest annual report prepared under any enactment or overseas law (if any); and
A copy of the Company’s relevant financial statements and either the auditor’s report on them or a statement that they are not audited.
PHILIPPINES

Notifications

Securities Law Information.

The Participant is not permitted to sell or otherwise dispose of the Shares acquired upon vesting of the RSUs within the Philippines. The Participant will be permitted to sell or dispose of Shares acquired upon the vesting of RSUs, provided the resale of Shares takes place outside the Philippines. The Participant may sell Shares to the Company, provided the Company is located outside the Philippines, or should the Company’s Shares be publicly traded, the Participant may sell Shares through the facilities of a stock exchange on which the Shares are listed, provided it is outside the Philippines.

1 Note to 8x8: Please confirm whether this email address remains the right point of contact.

The RSUs being offered herein have not been registered with the Philippines Securities and Exchange Commission under its Securities Regulation Code (the “SRC”) and are exempt from such registration requirement under Section 10.2 of the 2015 Implementing Rules and Regulations of SRC. Any future offer thereof is subject to the registration requirements under the SCR uncles such offer qualifies as an exempt transaction.

PORTUGAL
Notifications

Exchange Control Information.

If the Participant receives Shares upon vesting of the RSUs, the acquisition of the Shares should be reported to the Banco de Portugal for statistical purposes. If the Shares are deposited with a commercial bank or financial intermediary in Portugal, such bank or financial intermediary will submit the report on the Participant’s behalf. If the Shares are not deposited with a commercial bank or financial intermediary in Portugal, the Participant is responsible for submitting the report to the Banco de Portugal.

Securities Law Information.

The grant of RSUs under the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in Portugal.

ROMANIA

Terms and Conditions
Language Consent.
In accepting the grant of RSUs, the Participant acknowledges that he or she is proficient in reading and understanding English and fully understand the terms of the documents related to the grant (the Agreement, this Appendix and the Plan), which were provided in the English language. The Participant accepts the terms of those documents accordingly.
Consimtamant cu privire la limba. Prin acceptarea acordarii de unitati de stoc, Participantul confirma ca acesta sau aceasta are un nivel adecvat de cunoastere in ce priveste cititirea si intelegerea limbii engleze, a citit si confirma ca a inteles pe deplin termenii documentelor referitoare la acordare (Anuntul, Acordul si Planul), care au fost furnizate in limba engleza. Participantul accepta termenii acestor documente in consecinta.
Notifications
Securities Law Information.

The grant of the RSUs is considered a private offering and therefore is not subject to securities registration in Romania.

Exchange Control Information.

If the Participant deposits the proceeds from the sale of Shares acquired under the Plan into a bank in Romania, the Participant may be required to provide the Romanian bank through which the foreign currency is transferred with appropriate documentation explaining the source of the funds. The Participant should consult his or her personal advisor to determine whether he or she will be required to submit such documentation to the Romanian bank.
SINGAPORE
Notifications

Securities Law Information.
The grant of the RSUs is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”).  The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore.  The Participant should note that the RSUs are subject to section 257 of the SFA and the Participant will not be able to make any subsequent sale in Singapore of the Shares acquired through the vesting of the RSUs or any offer of such sale in Singapore unless such sale or offer is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA.
Director Notification Obligation.
If the Participant is the chief executive officer (“CEO”) or a director, associate director or shadow director of one of Affiliates in Singapore, the Participant is subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singapore Affiliate in writing within two business days of any of the following events: (i) acquiring or disposing of an interest in the Company (e.g., RSUs or Shares) or in any Affiliate, (ii) any change in a previously-disclosed interest (e.g., upon vesting of the RSUs), or (iii) becoming the CEO or a director, associate director or shadow director of an Affiliate in Singapore, if the Participant holds such an interest at that time.
SPAIN
Terms and Conditions
Service Conditions.
This provision supplements Section 7 of this Agreement:
In accepting the RSUs, the Participant consents to participate in the Plan and acknowledges that he or she has received a copy of the Plan.
The Participant understands that the Company has unilaterally, gratuitously, and discretionally decided to grant RSUs under the Plan to individuals who may be employees of the Company or any Affiliate throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any Affiliate, over and above the specific terms of the Plan. Consequently, the Participant understands that the RSUs are granted on the assumption and condition that the RSUs and any Shares acquired upon vesting of the RSUs are not part of any employment contract (either with the Company or any Affiliate) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, the Participant understands that the RSUs would not be granted to the Participant but for the assumptions and conditions referred to herein; thus, the Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then the grant of the RSUs shall be null and void.
The RSUs are conditional rights to Shares and will be forfeited in the case of the Participant’s termination of employment or cessation of service. This will be the case even if (1) the Participant is considered to be unfairly dismissed without cause (despido improcedente); (2) the Participant is dismissed for disciplinary or objective reasons or due to a collective dismissal, whether adjudged or recognized to be with or without cause; (3) the Participant terminates employment due to a change of work location, duties or any other material modification of the terms of employment; (4) the Participant terminates employment due to unilateral breach of contract of the Company or any of its Subsidiaries; or (5) the Participant’s employment or service terminates or ceases for any other reason whatsoever (including, but not limited to, mutual agreement, resignation, retirement, death, permanent disability, causes included in the employment contract, expiry of the temporary contract, force majeure and under Article 10.3 of the Royal Decree Law 1382/1985). Consequently, upon termination of the Participant’s employment or cessation of service for any of the reasons set forth above, the Participant will automatically lose any rights to the unvested RSUs granted to him or her as of the date of the Participant’s termination of employment or cessation of service, as described in the Plan and this Agreement.
Notifications
Securities Law Information.

The grant of RSUs under the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in Spain.
The RSUs do not qualify under Spanish Law as securities. No “offer to the public,” as defined under Spanish Law, has taken place or will take place in the Spanish territory. Neither the Plan nor this Agreement have been registered with the Comisión Nacional del Mercado de Valores and do not constitute a public offering prospectus.

Exchange Control Information.
The Participant must declare the acquisition and sale of Shares to the Dirección General de Comercio y Inversiones (the “DGCI”) for statistical purposes. Because the Participant will not acquire or sell the Shares through the use of a Spanish financial institution, the Participant must make the declaration himself or herself by filing a D-6 form with the DGCI. Generally, the D-6 form must be filed each January while the Shares are owned as of December 31 of each year; however, if the value of the Shares or the sale proceeds exceed €12,500, a declaration must be filed within one month of the acquisition or sale, as applicable. The threshold for annual filing requirements is subject to change. Therefore, the Participant should consult his or her personal advisor regarding whether he or she will be required to file an informational tax report for assets and rights that he or she holds abroad.
Foreign Asset/Account Reporting Information.
To the extent that the Participant holds Shares and/or has bank accounts outside Spain with a value in excess of €50,000 (for each type of asset) as of December 31 each year, the Participant will be required to report information on such assets through tax form 720. After such Shares and/or accounts are initially reported, the reporting obligation will apply for subsequent years only if the value of any previously-reported Shares or accounts increases by more than €20,000. Further, the Participant is required to declare electronically to the Bank of Spain any securities accounts (including brokerage accounts held abroad), as well as the Shares held in such accounts, if the value of the transactions during the prior tax year or the balances in such accounts as of December 31 of the prior tax year exceed €1,000,000. The thresholds for foreign asset/account reporting are subject to change. Therefore, the Participant should consult his or her personal advisor in this regard.

SWITZERLAND
Notifications
Securities Law Information.

The grant of the RSUs is considered a private offering and therefore is not subject to securities registration in Switzerland.
THAILAND
Notifications
Exchange Control Information. Thai residents realizing cash proceeds in excess of US$200,000 in a single transaction from the sale of Shares or dividends paid on such Shares must immediately repatriate all cash proceeds to Thailand and convert such proceeds to Thai Baht within 360 days of repatriation or deposit the funds in an authorized foreign exchange account in Thailand. The inward remittance must also be reported to the Bank of Thailand on a foreign exchange transaction form. Failure to comply with these obligations may result in penalties assessed by the Bank of Thailand. The Participant should consult with his or her personal advisor prior to taking any action with respect to the remittance of proceeds into Thailand. The Participant is responsible for ensuring compliance with all exchange control laws in Thailand.
UNITED KINGDOM

Notifications
Securities Law Information.

The grant of RSUs under the Plan is exempt from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in the United Kingdom.

Neither this Agreement nor Appendix is an approved prospectus for the purposes of section 85(1) of the Financial Services and Markets Act 2000 (“FSMA”) and no offer of transferable securities to the public (for the purposes of section 102B of FSMA) is being made in connection with this Agreement. This Agreement and the RSUs are exclusively available in the UK to bona fide employees and former employees of the Company or its Affiliates.

Non-Qualified Grants.

The RSUs are not intended to be tax-qualified or tax preferred under current tax rules and regulations in the United Kingdom.

Tax Consultation.

The Participant understands that he or she may suffer adverse tax consequences as a result of the Participant’s acquisition or disposition of the Shares. The Participant represents that he or she will consult with any tax advisors that the Participant deems appropriate in connection with the acquisition or disposition of the Shares and that the Participant is not relying on the Company or any Affiliates for any tax advice.

Prohibition Against Insider Dealing.
The Participant should be aware of:
1.the insider dealing rules of the Regulation (EU) No 596/2014 of the European Parliament and Council (Market Abuse Regulation) which apply in the UK; and
2.the UK’s insider dealing rules under the Criminal Justice Act 1993, each of which may affect transactions under the Plan such as the acquisition or sale of Shares acquired under the Plan, if the Participant has inside information regarding the Company. If the Participant is uncertain whether the insider dealing rules apply, the Company recommends that the Participant consults with a legal advisor. The Company cannot be held liable if the Participant violates the UK’s insider dealing rules. The Participant is responsible for ensuring his or her compliance with these rules.
VIETNAM

Terms and Conditions
The following terms and conditions apply if the Participant is subject to exchange control restrictions and regulations in Vietnam, including the requirements imposed by the State Bank of Vietnam (“SBV”), as determined by the Committee in its sole discretion:
Vesting.
This provision supplements the Vesting section of this Agreement:
In addition to the vesting requirements set forth in the Notice and this Agreement, settlement of the RSUs is also conditioned on the Company securing and maintaining all necessary approvals from the SBV and any other applicable government entities required to permit the operation of the Plan in Vietnam (the “SBV Registration Requirement”). If or to the extent the Company does not complete the registration or maintain the registration, no Shares shall be issued under the RSUs. In this case, the Company retains the discretion to settle any RSUs for which the vesting requirements (but not the SBV Registration Requirement) has been met in cash paid through local payroll in an amount equal to the Market Value of the Shares subject to the RSUs less any withholding obligation for Tax Obligations.
Shares Must Remain With Company’s Designated Broker.

The Participant agrees to hold any Shares received upon settlement of the RSUs with the Company’s designated broker until the Shares are sold. The limitation shall apply to all Shares issued to the Participant under the Plan, whether or not he or she remains in service.

Forced Sale of Shares.

The Company has the discretion to arrange for the sale of the Shares issued upon settlement of the RSUs, either immediately upon settlement or at any time thereafter. In any event, if the Participant’s service is terminated or ceases, the Participant will be required to sell all Shares acquired upon settlement of the RSUs within such time period as required by the Company or the SBV. Any Shares remaining in the brokerage account at the end of this period shall be sold by the broker (on the Participant’s behalf and the Participant hereby authorize such sale). The Participant agrees to sign any additional agreements, forms and/or consents that reasonably may be requested by the Company (or the Company’s designated broker) to effectuate the sale of Shares (including, without limitation, as to the transfer of the sale proceeds and other exchange control matters noted below) and shall otherwise cooperate with the Company with respect to such matters. The Participant acknowledges that neither the Company nor the designated broker is under any obligation to arrange for the sale of Shares at any particular price and that broker’s fees and similar expenses may be incurred in any such sale. In any event, when the Shares are sold, the sale proceeds, less any withholding for Tax Obligations, any broker’s fees or commissions, and any similar expenses of the sale will be remitted to him or her in accordance with applicable exchange control laws and regulations.

Exchange Control Restrictions.

The Participant understands and agrees that, pursuant to local exchange control requirements, the Participant may be required to repatriate to Vietnam the proceeds from the sale of the Shares acquired under the Plan and any cash dividends paid on the Shares. The Participant further understands that such repatriation of proceeds may need to be effected through a special bank account established by the Company or any of its Affiliates retaining his or her service, and the Participant hereby consents and agrees that any sale proceeds and cash dividends may be transferred to such special account by the Company or any of its Affiliates on his or her behalf prior to being delivered to him or her and that no interest shall be paid with respect to funds held in such account.

The Participant further agrees to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in Vietnam. The Participant acknowledges that the Company and its Affiliates retaining his or her service are under no obligation to secure any particular exchange conversion rate and that the Company and its Affiliates retaining his or her service may face delays in converting the proceeds to local currency due to exchange control restrictions. The Participant agrees to bear any currency fluctuation risk between the time the Shares are sold and the time the net proceeds are converted into local currency and distributed to him or her. The Participant further agrees to comply with any other requirements that may be imposed by the Company or any of its Affiliates retaining his or her service in the future in order to facilitate compliance with exchange control requirements in Vietnam.